The Mexico Fund, Inc.

Monthly Summary Report
April 2012

Prepared By:

Impulsora del Fondo México, sc
Investment Advisor to the Fund

www.themexicofund.com

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

April 30, 2012

I. THE MEXICO FUND DATA	End of Month	One Month Earlier	One Year Earlier

Total Net Assets1 (million US$)	$362.15	$370.39	$425.07

NAV per share	$27.10	$27.72	$31.76

Closing price NYSE2	$24.58	$25.25	$28.60

% Premium (Discount)	(9.30%)	(8.91%)	(9.95%)

Shares traded per month2 (composite figures)	685,805	978,547	418,111

Outstanding shares3	13,362,856	13,362,856	13,385,148

Shares on Short Interest Position2	7,602	23,335	31,401

Note: Past performance is no guarantee of future results.

II. PERFORMANCE4	1 Month	3 Months	6 Months	1 Year

Market price	-0.33%	6.68%	10.92%	-2.52%

NAV per share	-0.07%	7.20%	12.96%	-4.16%

Bolsa Index	-1.70%	5.71%	11.97%	-5.69%

MSCI Mexico Index	-0.96%	6.77%	11.02%	-3.18%

	2 Years	3 Years	5 Years	10 Years

Market price	24.60%	133.35%	22.74%	280.22%

NAV per share	18.87%	120.57%	7.83%	291.40%

Bolsa Index	14.21%	91.71%	14.28%	279.92%

MSCI Mexico Index	16.39%	93.64%	8.49%	228.19%

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1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.

2 Source: New York Stock Exchange. Short interest position as of first fortnight of every month.

3 During April 2012, the Fund did not repurchase any of its own shares in the open market.

4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the last US business day of the date of this report. Figures calculated using the dividend reinvestment criteria.

III. THE MEXICAN STOCK EXCHANGE	End of Month	One Month Earlier	One Year Earlier

Bolsa Index5	39,461.00	39,521.24	36,962.60

Daily avg. of million shares traded	279.6	381.7	220.5

Valuation Ratios6: P/E	20.77	19.79	18.48

P/BV	2.95	2.77	2.92

EV/EBITDA	8.84	8.51	9.57

Market capitalization (billion US$)	$505.18	$518.82	$531.01

IV. THE MEXICAN ECONOMY.	End of Month	One Month Earlier	One Year Earlier

Treasury Bills7
One month	4.29%	4.24%	4.28%

Six months	4.40%	4.51%	4.61%

One year	4.57%	4.63%	4.92%

Long-term Bonds

Three years	4.89%	4.99%	5.87%

Five years	5.04%	5.29%	6.45%

Ten years	N.A.	N.A.	7.28%

20 years	7.16%	N.A.	N.A.

30 years	N.A.	7.67%	8.50%
Currency Market8

Exchange Rate (Ps/US$)	Ps. 13.0127	Ps. 12.8107	Ps. 11.4958

	Month	Year to Date	Last 12 Months

Inflation Rates on Previous Month

Consumer Price Index9 (CPI)	0.06%	0.97%	3.73%

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5 Source: Mexican Stock Exchange

6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings Before Interests, Taxes, Depreciation and Amortization.

7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.

8 Sources: Bloomberg and Banco de México
9 Source: Banco de México

V. ECONOMIC COMMENTS.

According to results of the monthly poll conducted during April 2012 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will increase 3.62% during 2012 and 3.50% during 2013. The inflation rate is estimated by analysts to be 3.68% for 2012 and 3.70% for 2013. The exchange rate of the peso against the dollar is expected to end 2012 at Ps. 12.88 and at Ps. 12.86 towards the end of 2013, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 4.43% and 4.75% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

VI. PORTFOLIO OF INVESTMENTS AS OF APRIL 30, 2012 (UNAUDITED)

			Percent of
Shares Held	COMMON STOCK - 97.15%	Value	Net Assets
	Airports
1,000,000	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	$8,158,184	2.25%

	Beverages
1,865,000	Arca Continental, S.A.B. de C.V.	9,507,950	2.62
540,000	Coca-Cola Femsa, S.A.B. de C.V. Series L	5,743,727	1.59
3,850,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	31,326,166	8.65
1,400,000	Grupo Modelo, S.A.B. de C.V. Series C	9,896,947	2.73
		56,474,790	15.59
	Building Materials
18,000,000	Cemex, S.A.B. de C.V. Series CPO	13,002,682	3.59

	Chemical Products
3,054,545	Alpek, S.A. de C.V. Series A	6,748,651	1.86
3,500,000	Mexichem, S.A.B. de C.V.	13,028,810	3.60
		19,777,461	5.46
	Construction and Infrastructure
3,000,000	Empresas ICA, S.A.B. de C.V.	5,433,922	1.50

	Consumer Products
6,600,000	Kimberly-Clark de México, S.A.B. de C.V. Series A	13,471,147	3.72

	Financial Groups
1,470,000	Banregio Grupo Financiero, S.A.B. de C.V. Series O	4,178,633	1.15
4,660,000	Grupo Financiero Banorte, S.A.B. de C.V. Series O	22,600,429	6.24
		26,779,062	7.39
	Food
4,820,000	Grupo Bimbo, S.A.B. de C.V. Series A	11,497,445	3.17
1,500,000	Grupo Herdez, S.A.B. de C.V.	3,324,445	0.92
		14,821,890	4.09
	Health Care
3,600,000	Genomma Lab Internacional, S.A.B. de C.V. Series B	6,357,482	1.76

	Holding Companies
1,000,000	Alfa, S.A.B. de C.V. Series A	14,289,886	3.95
1,620,000	Grupo Carso, S.A.B. de C.V. Series A1	5,415,479	1.49
		19,705,365	5.44
	Housing
1,300,000	Urbi Desarrollos Urbanos, S.A.B. de C.V. Series	1,370,661	0.38

	Media
4,150,000	Grupo Televisa, S.A.B. Series CPO	18,200,719	5.03

			Percent of
Shares Held	COMMON STOCK	Value	Net Assets
	Mining
7,711,782	Grupo México, S.A.B. de C.V. Series B	23,818,002	6.58
105,500	Industrias Peñoles, S.A.B. de C.V.	4,937,527	1.36
		28,755,529	7.94
	Retail
80,000	First Cash Financial Services, Inc.	3,276,799	0.91
2,000,000	Grupo Comercial Chedraui, S.A.B. de C.V. Series B	5,190,314	1.43
1,300,000	El Puerto de Liverpool, S.A.B. de C.V. Series C-1	10,313,924	2.85
10,000,000	Wal-Mart de México, S.A.B. de C.V. Series V	28,625,881	7.90
		47,406,918	13.09
	Steel
315,400	Ternium, S.A.	7,481,258	2.07

	Stock Exchange
3,200,000	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	6,403,590	1.77

	Telecommunications Services
41,000,000	América Móvil, S.A.B. de C.V. Series L	54,728,842	15.11
250,000	NII Holdings, Inc.	3,498,697	0.97
		58,227,539	16.08

	Total Common Stock	$351,828,199	97.15%

Securities	SHORT-TERM SECURITIES – 5.13%
Principal Amount
	Repurchase Agreements
$10,915,525	BBVA Bancomer, S.A., 4.47%, dated 04/30/12, due 05/02/12 repurchase price $10,916,880 collateralized by Bonos del Gobierno Federal.	$10,915,525	3.01%
	Time Deposits
	Comerica Bank, 0.12%, dated 04/30/12, due 05/01/12	7,664,884	2.12
	Total Short-Term Securities	18,580,409	5.13
	Total Investments	370,408,608	102.28
	Liabilities in Excess of Other Assets	(8,260,254)	(2.28)
	Net Assets Equivalent to $27.10 per share on 13,362,856 shares of capital stock outstanding	$362,148,354	100.00%

VII. THE MEXICO FUND, INC. CHARTS

VII. THE MEXICO FUND, INC. CHARTS (CONTINUED)